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                                                                    EXHIBIT 99.4


                                                               EXECUTION VERSION

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                            TAX ALLOCATION AGREEMENT

                           Dated as of July 24, 2003,

                                      Among

                               ROCHE HOLDING LTD,

                         66 ACQUISITION CORPORATION II,

                            IGEN INTERNATIONAL, INC.

                                       And

                         IGEN INTEGRATED HEALTHCARE, LLC

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                                TABLE OF CONTENTS

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                                             ARTICLE I

                                            Definitions

                                             ARTICLE II

                               Preparation and Filing of Tax Returns

SECTION 2.01.    Tax Returns for Pre-Merger Periods and Straddle Periods .....................    8
SECTION 2.02.    Tax Returns for a Taxable Period Ending After the Effective Time (Other
                      than Straddle Periods) .................................................    9
SECTION 2.03.    Manner of Tax Return Preparation ............................................    9
SECTION 2.04.    Transfer Tax Returns ........................................................    9
SECTION 2.05.    Amended Returns and Claims for Refund .......................................   10

                                            ARTICLE III

                                  Payment and Liability for Taxes

SECTION 3.01.    Payment and Liability for Taxes .............................................   10
SECTION 3.02.    Distribution Gain Payment ...................................................   12
SECTION 3.03.    Payment and Liability for Transfer Taxes ....................................   12
SECTION 3.04.    Tax Obligations Arising Under a Pre-Merger Period Tax Sharing Agreement .....   13

                                             ARTICLE IV

                                   Representations and Covenants

SECTION 4.01.    Representations of Parent and the Company ...................................   13
SECTION 4.02.    Covenants of Parent and the Company .........................................   14
SECTION 4.03.    Covenants of Newco ..........................................................   15
SECTION 4.04.    Consistent Tax and Regulatory Reporting .....................................   15
SECTION 4.05.    Representation of Newco .....................................................   16
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                                       i

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                                             ARTICLE V

                     Indemnification; Tax Proceedings; Cooperation and Exchange
                                      of Information; Disputes

SECTION 5.01.    Indemnification for Breach of Representations and Covenants..................   16
SECTION 5.02.    Tax Proceedings..............................................................   16
SECTION 5.03.    Indemnification Payments.....................................................   18
SECTION 5.04.    Cooperation and Exchange of Information......................................   19
SECTION 5.05.    Retention of Information.....................................................   20
SECTION 5.06.    Disputes.....................................................................   20

                                             ARTICLE VI

                                     Miscellaneous and General

SECTION 6.01.    Modification or Amendment ...................................................   21
SECTION 6.02.    Termination .................................................................   21
SECTION 6.03.    Notices .....................................................................   22
SECTION 6.04.    Interpretation ..............................................................   23
SECTION 6.05.    Severability ................................................................   23
SECTION 6.06.    Counterparts ................................................................   24
SECTION 6.07.    Entire Agreement; Third-Party Beneficiaries .................................   24
SECTION 6.08.    Certain Obligations .........................................................   24
SECTION 6.09.    Governing Law ...............................................................   24
SECTION 6.10.    Assignment ..................................................................   24
SECTION 6.11.    Enforcement; Consent to Service of Process ..................................   25
SECTION 6.12.    Extension; Waiver ...........................................................   25
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                                    TAX ALLOCATION AGREEMENT dated as of July
                           24, 2003 (this "Agreement"), among ROCHE HOLDING LTD,
                           a joint stock company organized under the laws of
                           Switzerland ("Parent"), 66 ACQUISITION CORPORATION
                           II, a Delaware corporation and a direct wholly owned
                           subsidiary of Parent ("Sub"), IGEN INTERNATIONAL,
                           INC., a Delaware corporation (the "Company"), and
                           IGEN INTEGRATED HEALTHCARE, LLC, a Delaware limited
                           liability company and a direct wholly owned
                           subsidiary of the Company ("Newco" and, collectively
                           with Parent, Sub and the Company, the "Companies").

                  WHEREAS, as of the date of this Agreement, the Company is the common parent of an affiliated group of domestic corporations (the "Company Consolidated Group") within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), including Newco and its direct and indirect subsidiaries, which has elected to file consolidated Federal income Tax Returns (as defined in Article I);

                  WHEREAS the Company, Roche Diagnostics GmbH, a German limited liability company ("R Diagnostics"), and Roche Diagnostics Corporation, an Indiana corporation ("R Corp"), are entering into an agreement (the "Ongoing Litigation Agreement") pursuant to which, among other things, R Diagnostics and R Corp shall make several payments to the Company;

                  WHEREAS the Company and Newco are entering into an agreement (the "Restructuring Agreement") pursuant to which, prior to the Effective Time (as defined in Article I), the Restructuring (as defined in Article I) will be effected, as part of which certain of the assets and liabilities of the Company will be transferred to Newco or one or more of Newco's subsidiaries;

                  WHEREAS, the respective Boards of Directors of the Company and Parent have proposed to cause the merger of Sub with and into the Company (the "Merger") at the Effective Time in accordance with the Agreement and Plan of

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Merger dated as of the date of this Agreement (the "Merger Agreement") among the
Companies and R Company;

                  WHEREAS, the Companies and R Company intend to treat the exchange of Company Common Stock (as defined in Article I) for cash and the exchange of Company Common Stock for Newco Common Stock (as defined in Article
I) pursuant to the Merger as a single integrated transaction comprising a taxable sale or exchange of Company Common Stock as described in Section 1001 of the Code and a complete redemption of the remaining Company Common Stock owned by the relevant shareholders within the meaning of Section 302(b)(3) of the Code, respectively;

                  WHEREAS, the Companies have determined and agreed that, as a result of the Merger, for U.S. Federal income tax purposes (i) the Company Consolidated Group will cease to exist on the Closing Date (as defined in Article I) and (ii) the Company Consolidated Group's tax year will end on the Closing Date;

                  WHEREAS, immediately after the Closing Date, the Company will become a direct, wholly owned subsidiary of Parent; and

                  WHEREAS, the Companies desire on behalf of themselves, their subsidiaries, and their successors to set forth their rights and obligations with respect to Taxes (as defined in Article I) relating to taxable periods before and after the Merger.

                  NOW, THEREFORE, in consideration of foregoing, and of the representations, warranties, covenants and agreements set forth herein, the Companies (each on behalf of itself, each of its subsidiaries as of the date of this Agreement, its future subsidiaries and its successors) hereby agree as follows:

                                   ARTICLE I

                                  Definitions

                  The following terms shall have the following meanings:

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                  "Agreement" is defined in the preamble.

                  "Closing Date" is defined in the Merger Agreement.

                  "Code" is defined in the recitals.

                  "Companies" is defined in the preamble.

                  "Company" is defined in the preamble.

                  "Company Attributes" is defined in Section 3.01(c) of this Agreement.

                  "Company Consolidated Group" is defined in the recitals.

                  "Company Common Stock" is defined in the Merger Agreement.

                  "Company Group" means (i) the corporations that are members of the Company Consolidated Group and (ii) the corporations that would be members of the Company Consolidated Group but for the fact they are not includible corporations under Section 1504(b) of the Code.

                  "Confidentiality Agreement" is defined in the Merger
Agreement.

                  "Covered ECL Technology" is defined in the Merger Agreement.

                  "Distribution Gain Payment" shall mean the amount equal to the product of (A) the excess, if any, of (i) the First Day Trading Value over (ii) the sum of $100 million and the Newco Cash Amount multiplied by (B) 40%; provided, however, the Distribution Gain Payment shall not exceed $20 million.

                  "Due Date" shall mean, with respect to any Tax Return or payment, the date on which such Tax Return is due to be filed with, or such payment is due to be made to, the appropriate Taxing Authority pursuant to applicable law, giving effect to any applicable extensions of the time for such filing or payment.

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                  "Effective Time" is defined in the Merger Agreement.

                  "Final Determination" means the final resolution of liability for any Tax for any taxable period by or as a result of: (i) a final and unappealable decision, judgment, decree or other order by any court of competent jurisdiction; (ii) a final settlement with the IRS, a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code or a comparable agreement under the laws of other jurisdictions, in each case which resolves the entire Tax liability for any taxable period; (iii) any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered by the jurisdiction imposing the Tax; or (iv) any other final disposition, including, without limitation, by reason of the expiration of the applicable statute of limitations.

                  "First Day Trading Value" means the product of (A) the average of the high and low trading price for a share of Newco Common Stock on the first full day of trading after the Merger and (B) the number of shares of Newco Common Stock distributed.

                  "Governmental Entity" is defined in the Merger Agreement.

                  "Group" means the Company Group, the Post-Merger Company Group, or the Newco Group, as applicable.

                  "Indemnifying Party" is defined in Section 5.02(a) of this Agreement.

                  "Indemnitee" is defined in Section 5.02(a) of this Agreement.

                  "Indemnity Issue" is defined in Section 5.02(a) of this Agreement.

                  "Intended Tax Treatment" is defined in Section 4.04 of this Agreement.

                  "IRS" means the United States Internal Revenue Service.

                                       4

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                  "Letter Agreement" means the letter agreement dated November
6, 2002, between R Diagnostics and the Company.

                  "License Agreement" is defined in the Restructuring Agreement.

                  "Loan" is defined in the Merger Agreement.

                  "Merger" is defined in the recitals.

                  "Merger Agreement" is defined in the recitals.

                  "Neutral Expert" is defined in Section 5.06 of this Agreement.

                  "Newco" is defined in the preamble.

                  "Newco Cash Amount" means the amount equal to the cash and cash equivalents as reflected on Newco's balance sheet, as measured immediately after the Effective Time.

                  "Newco Common Stock" is defined in the Merger Agreement.

                  "Newco Group" means Newco and each corporation that is, immediately after the Merger, a direct or indirect subsidiary of Newco.

                  "Non-Transaction Taxes" means Taxes other than (i) Transaction Taxes and (ii) Transfer Taxes.

                  "Ongoing Litigation Agreement" is defined in the recitals.

                  "Parent" is defined in the preamble.

                  "Person" means any individual, firm, corporation partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

                  "Post-Merger Company Group" means (i) any affiliated group of corporations within the meaning of Section 1504(a) of the Code (or any other similar state, local or foreign law) of which the Company or any

                                       5

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subsidiary of the Company (or any successor thereto) is or has been a member or files or is required to file an affiliated, consolidated, combined, unitary or aggregate Tax Return at any time after the Closing Date or (ii) in the event that no group as described in the immediately preceding clause (i) exists, then the group of corporations comprised of the Company (or any successor thereto) and its direct and indirect subsidiaries.

                  "Post-Merger Period" means any taxable period beginning after the Closing Date and, in the case of any Straddle Period, that portion of such Straddle Period that begins on the day immediately following the Closing Date.

                  "Post-Signing Tax Returns" means any Tax Return of any member of the Company Group that is required to be filed during the period commencing on the first day after the date of this Agreement and ending on the Closing Date.

                  "Pre-Merger Period" means any taxable period beginning on or before the Closing Date and, in the case of any Straddle Period, that portion of such Straddle Period ending on and including the Closing Date.

                  "Preliminary Transactions" means (i) the Loan and (ii) any transaction undertaken by any member or members of the Company Group to prepare for the Restructuring or Merger.

                  "R Corp" is defined in the recitals.

                  "R Diagnostics" is defined in the recitals.

                  "Responsible Party" is defined in Section 2.04 of this Agreement.

                  "Restructuring" is defined in the Restructuring Agreement.

                  "Restructuring Agreement" is defined in the recitals.

                  "Straddle Period" means any taxable period that begins on or before and ends after the Closing Date.

                  "Sub" is defined in the preamble.

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                  "Surviving Corporation" is defined in the Merger Agreement.

                  "Tax Controversy" is defined in Section 5.02(a) of this Agreement.

                  "Taxes" means (i) all forms of taxation or duties imposed, or required to be collected or withheld, including, without limitation, charges, together with any related interest, penalties or other additional amounts, (ii) liability for the payment of any amount of the type described in the preceding clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (iii) liability for the payment of any amounts as a result of being party to any tax sharing agreement (other than this Agreement) or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amount described in the immediately preceding clauses (i) or (ii) (other than an obligation to indemnify under this Agreement).

                  "Taxing Authority" means the IRS and any other state, local, foreign or other Governmental Entity responsible for the administration of Taxes.

                  "Tax Return" means any return, filing, report, questionnaire, information statement or other document required to be filed, including amended returns that may be filed, for any taxable period with any Taxing Authority (whether or not a payment is required to be made with respect to such filing).

                  "Tax Ruling" means a private letter ruling issued by the IRS.

                  "Transaction Agreements" is defined in the Merger Agreement.

                  "Transaction Taxes" means any Taxes directly or indirectly resulting from, arising in connection with or otherwise related to (i) any of the actions taken pursuant to the Ongoing Litigation Agreement, (ii) the Preliminary Transactions, (iii) the Restructuring or (iv) the Merger; provided, however, Transaction Taxes does not include Transfer Taxes.

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                  "Transactions" is defined in the Merger Agreement.

                  "Transfer Taxes" is defined in the Merger Agreement.

                  "Treasury Regulations" means the regulations promulgated from time to time under the Code as in effect for the relevant taxable period.

                  "Underpayment Rate" means, with respect to Federal Taxes, the interest rate specified in Section 6621(a)(2) of the Code and, with respect to any other Tax, the interest rate specified in applicable law with respect to such Tax.

                                   ARTICLE II

                      Preparation and Filing of Tax Returns

                  SECTION 2.01. Tax Returns for Pre-Merger Periods and Straddle Periods. (a) Except as set forth in Section 2.01(b) of this Agreement, the Company shall prepare and timely file (or cause to be prepared and timely filed) all Tax Returns of each member of the Company Group for any Pre-Merger Period or Straddle Period; provided, however, in the case of any Post-Signing Tax Return
(i) the Company shall deliver (or cause to be delivered) any such Post-Signing Tax Return to Parent at least 20 days before it is due, (ii) Parent shall have the right to examine and comment on such Post-Signing Tax Return prior to the filing thereof and (iii) Parent shall provide the Company with any such comments, in writing, no later than five days before such Post-Signing Tax Return is due. Similar provisions shall apply with respect to any consolidated, combined, unitary, or aggregate state, local, or foreign income Tax Return for any Pre-Merger Period or Straddle Period that includes any member of the Company Group or Post-Merger Company Group.

                           (b) Newco shall, with respect to any Pre-Merger Period or Straddle Period, prepare (or cause to be prepared) and file (or cause to be filed) all separate state, local or foreign Tax Returns of each member of the Newco Group and any consolidated,

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         combined, unitary or aggregate state, local, or foreign Tax Returns that do not include any member of the Company Group or Post-Merger Company Group.

                  SECTION 2.02. Tax Returns for a Taxable Period Ending After the Effective Time (Other than Straddle Periods). In the case of any Tax Return for any Post-Merger Period (other than a Straddle Period, which shall be governed by Section 2.01 of this Agreement), such Tax Returns shall be prepared and filed by the Company (or by Parent on behalf of the Company) if they relate to any member of the Post-Merger Company Group and by Newco if they relate to any member of the Newco Group. No party shall have any responsibility for preparing (or causing to be prepared) or filing (or causing to be filed) any Tax Return with respect to any member that is not a member of its Group.

                  SECTION 2.03. Manner of Tax Return Preparation. All Tax Returns described in this Article II shall be prepared (i) in a manner consistent, and in accordance with, the representations, warranties, covenants, agreements and statements set forth in this Agreement (including, without limitation, Section 4.04 of this Agreement) and the other Transaction Agreements and (ii) in a manner consistent, and in accordance with, the applicable taxpayer's prior methods, practices and procedures (except to the extent that departure from such methods, practices and procedures (X) would be required, in the written opinion of nationally recognized Tax counsel, by a change in relevant Tax law or (Y) would not adversely affect another party to this Agreement). Notwithstanding the previous sentence, Tax Returns shall be prepared in the manner required by, and in accordance with, any applicable Final Determination.

                  SECTION 2.04. Transfer Tax Returns. Any Tax Return with respect to any Transfer Tax incurred in connection with the Transactions shall be prepared and filed by the party (whether such party is Parent, the Company, Sub, the Surviving Corporation, or Newco (or any party related to, or affiliate of, any of the foregoing)) ordinarily responsible therefor under applicable law (in each case, the "Responsible Party"). Each Responsible Party shall use its reasonable best efforts to avail itself

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of any available exemption or exemptions from any Transfer Taxes. Each of
Parent, the Company, Sub, the Surviving Corporation and Newco (and any party related to, or affiliate of, any of the foregoing) shall use its reasonable best efforts to cooperate with, and assist, any Responsible Party described in the immediately preceding sentence in the preparation of any such Tax Return, including, without limitation, to furnish or otherwise provide such Responsible Party with information or documentation that may be reasonably necessary to obtain any exemption described in the immediately preceding sentence.

                  SECTION 2.05. Amended Returns and Claims for Refund. Neither Parent nor any member of the Post-Merger Company Group (nor any entity that directly or indirectly controls the Company) shall amend (or cause or permit to be amended) a Tax Return or file (or cause or permit to be filed) a claim for Tax refund with respect to any Tax Return described in Section 2.01(a) of this Agreement without the prior written consent of Newco.

                                  ARTICLE III

                         Payment and Liability for Taxes

                  SECTION 3.01. Payment and Liability for Taxes. (a) The Company (or Parent) shall remit (or cause to be remitted) in a timely manner to the appropriate Taxing Authority all Taxes due in respect of any Tax for which the Company is required to file a Tax Return (as prepared in accordance with Section
2.03 of this Agreement and taking into account Section 3.01(c) of this Agreement) pursuant to Section 2.01(a) of this Agreement. Parent and the Company shall be liable for, shall, jointly and severally, indemnify each member of the Newco Group against, and shall be entitled to receive and retain all refunds of, all Taxes (other than Transfer Taxes, the responsibility for which is prescribed in Section 3.03 of this Agreement) of each member of the Company Group for, or attributable to, all

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Pre-Merger Periods; provided, however, Newco shall be liable for, shall indemnify Parent and each member of the Company Group against, and shall be entitled to receive and retain all refunds of all Non-Transaction Taxes of each member of the Company Group for, or attributable to, all Pre-Merger Periods, except to the extent that such Non-Transaction Taxes arise or result from, or otherwise relate to, any actions, inactions, omissions or disclosures taken or made by Parent (or any party related to Parent) or, after the Closing Date, by the Company or any member of the Post-Merger Company Group, except for actions, inactions, omissions or disclosures required by (X) any Transaction Agreement or
(Y) applicable United States law. For the avoidance of doubt, Parent and the Company shall be solely liable for, shall, jointly and severally, indemnify each member of the Newco Group against, and shall be entitled to receive and retain all refunds of all Transaction Taxes.

                           (b) Newco shall remit (or cause to be remitted) in a timely manner to the appropriate Taxing Authority all Taxes due in respect of any Tax for which Newco is required to file a Tax Return pursuant to Section 2.01(b) of this Agreement. Newco shall be liable for, shall indemnify each member of the Company Group against, and shall be entitled to receive and retain all refunds of all Non-Transaction Taxes of each member of the Newco Group for all Tax periods. Parent and the Company shall be liable for, shall indemnify each member of the Newco Group against and retain all refunds of all Taxes of each member of the Post-Merger Company Group for all Post-Merger Periods.

                           (c) For purposes of this Agreement, including for purposes of computing the respective amounts of Taxes for which the Company, on the one hand, and Newco, on the other hand, will be responsible hereunder, the Companies agree that any and all losses, credits, allowances or other similar Tax attributes of, or allocated under applicable Tax law to, the Company (or any member of the Company Group) arising in, or attributable to, any Pre-Merger Period (collectively, "Company Attributes") shall be used first to offset income, profits or gains of the Company (or any member of the Company Group) that arise in, or are attributable to, any Pre-Merger Period and that do not directly or indirectly result from, arise in connection with or otherwise relate to the Preliminary Transactions, the Restructuring or the Merger. For the avoidance of doubt, any Company Attributes remaining after the application of the immediately preceding

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         sentence shall be used by the Company (or any member of the Company
         Group or Post-Merger Company Group) to offset (i) income, profits or gains that give rise to any Transaction Taxes and (ii) income, profits or gains that arise in, or are attributable to, any Post-Merger Period.

                           (d) (i) To the extent permitted by law or administrative practice, the taxable year of any member of the Company Group that includes the Effective Time shall be treated as closing on (and including) the Closing Date. The parties hereto agree that Treasury Regulations Section 1.1502-76(b)(1)(ii)(B) shall not apply to any transaction directly or indirectly resulting from, arising in connection with or otherwise related to the Preliminary Transactions, the Restructuring or the Merger.

                           (ii) Where it is necessary to apportion between Newco, on the one hand, and the Company, on the other hand, the Tax liability of an entity for a Straddle Period which is not treated under this Section 3.01(d) as closing on the Closing Date, such liability shall be apportioned between the Pre-Merger Period and the Post-Merger Period on the basis of a "deemed" interim closing of the books, except that Taxes (such as real property Taxes) imposed on a periodic basis shall be allocated on a daily basis. For the avoidance of doubt, Parent and the Company shall be solely liable for, shall, jointly and severally, indemnify each member of the Newco Group against, and shall be entitled to receive and retain all refunds of all Transaction Taxes.

                  SECTION 3.02. Distribution Gain Payment. Notwithstanding anything to the contrary in this Agreement, Newco will pay to the Company the Distribution Gain Payment in accordance with the principles of Sections 5.03(a) and 5.03(b) of this Agreement.

                  SECTION 3.03. Payment and Liability for Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, the Responsible Party shall remit (or cause to be remitted) in a timely manner to the appropriate Taxing

Authority all Transfer Taxes. In any case where any member of the Newco Group is the Responsible Party, Parent and the Company will be liable for, shall, jointly and severally, indemnify each member of the Newco Group against, and shall be entitled to receive refunds of one-half of the applicable Transfer Taxes. In the case where a member of the Newco Group is not the Responsible Party, Newco will be liable for, shall indemnify Parent and each member of the Company Group against, and shall be entitled to receive refunds of one-half of the applicable Transfer Taxes.

                  SECTION 3.04. Tax Obligations Arising Under a Pre-Merger Period Tax Sharing Agreement. Except as set forth in this Agreement, any and all existing Tax sharing agreements, arrangements, understandings and practices regarding Taxes and their payment, allocation or sharing between any member of the Company Group and any member of the Newco Group shall be terminated as of the Effective Time and no remaining liabilities thereunder shall exist thereafter. This Section 3.04 does not address Tax sharing agreements (if any) solely among members of the Newco Group or solely among members of the Company Group.

                                   ARTICLE IV

                         Representations and Covenants

                  SECTION 4.01. Representations of Parent and the Company. Each of Parent and the Company, jointly and severally, represents and warrants to Newco that, as of the date of this Agreement, there is no plan or intention to:

                  (a) liquidate any of the members of the Company Group (as comprised immediately before the Effective Time) or merge or consolidate any of such persons with any other person subsequent to the Merger; or

                  (b) sell, dispose or cease to use and exploit the assets of any member of the Company Group (as comprised immediately before the Effective
Time) subsequent to the Merger, except in the ordinary course of business; or

                  (c) take any position on any Tax Return, take any action, omit to take any action or enter into any

                                       13

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transaction that is inconsistent with the Intended Tax Treatment.

                  SECTION 4.02. Covenants of Parent and the Company. (a) Each of Parent and the Company agrees not to take, and not to permit (or cause) any member of the Post-Merger Company Group to take, any action that would cause the Company to be actually or constructively liquidated within two years of the Effective Time.

                           (b) Each of Parent and the Company agrees that on or after the Closing Date, the Company shall not, and shall not permit any member of the Post-Merger Company Group to, make or change any tax election, change any accounting method, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any transaction that results in a material increase in Tax liability of the Company with respect to any Pre-Merger Period.

                           (c) Notwithstanding Section 4.01(a) of this
         Agreement, Parent, the Company and the members of the Post-Merger Company Group shall be permitted to take an action inconsistent with the provisions of Section 4.02(a) of this Agreement if, prior to taking such action, the Company:

                           (i) provides notification to Newco of its plans with
                  respect to such action, and promptly responds to any inquiries by Newco following such notification; and

                           (ii) obtains and provides to Newco either:

                           (A) a Tax Ruling to the effect that such action shall not cause any of the Transactions to be taxable (directly or indirectly) to Newco or the historic shareholders of the Company in a manner other than the Intended Tax Treatment, or

                           (B) an opinion, in form and substance acceptable to Newco in its sole discretion, of Cravath, Swaine & Moore LLP (or of other independent counsel that is nationally

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                           recognized as being expert in Federal Tax matters and
                           is acceptable to Newco in its sole discretion) to the effect that such action shall not cause any of the Transactions to be taxable to Newco or the historic shareholders of the Company in a manner other than the Intended Tax Treatment.

                  SECTION 4.03. Covenants of Newco. Newco agrees that on or after the Closing Date, Newco shall not, and shall not permit any member of the Newco Group to, without the consent of the Company (which consent shall not be unreasonably withheld, condition or delayed) make or change any tax election, change any accounting method, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any transaction that results in a material increase in Tax liability or a reduction of any Tax attribute of the Company, except for actions, inactions or omissions required by (X) any Transaction Agreement or (Y) applicable United States law.

                  SECTION 4.04. Consistent Tax and Regulatory Reporting. Parent, Sub, the Company and Newco each agree to report the Transactions as follows, for all Tax purposes (including, without limitation, all U.S. Federal income Tax purposes) and all other regulatory or other reporting purposes (the "Intended Tax Treatment"):

                  (a) the Restructuring, including, without limitation, the transfer to Newco of the Covered ECL Technology subject to the License Agreement, will be reported as a transaction described in Section 351 of the Code whereby the Company will receive solely Newco Common Stock;

                  (b) the exchange of Company Common Stock for cash and the exchange of Company Common Stock for Newco Common Stock, each pursuant to the Merger, will be reported as a single integrated transaction comprising a taxable sale or exchange of Company Common Stock as described in Section 1001 of the Code and a complete redemption of the remaining Company Common Stock owned by the relevant shareholders within the meaning of Section 302(b)(3) of the Code, respectively.

                  SECTION 4.05. Representation of Newco. Newco represents and warrants to Parent and the Company that, as of the date of this Agreement, there is no plan or intention to take any position on any Tax Return, take any action, omit to take any action or enter into any transaction that is inconsistent with the Intended Tax Treatment.

                                   ARTICLE V

                  Indemnification; Tax Proceedings; Cooperation
                      and Exchange of Information; Disputes

                  SECTION 5.01. Indemnification for Breach of Representations and Covenants. Subject to the provisions of this Article V, Parent and the Company shall, jointly and severally, indemnify, defend and hold harmless Newco from and against, and pay or reimburse Newco for, all liabilities for Taxes as incurred relating to or arising from the breach by Parent or the Company of any of the representations or covenants set forth in Article IV of this Agreement. Subject to the provisions of this Article V, Newco shall indemnify, defend and hold harmless Parent or the Company from and against, and pay or reimburse Parent or the Company for, all liabilities for Taxes as incurred relating to or arising from the breach by Newco of any of the representations or covenants set forth in Article IV of this Agreement. The obligations to indemnify and hold harmless pursuant to this Section 5.01 shall terminate at the time the applicable statutes of limitations with respect to the Taxes in question expire (giving effect to any extension thereof); provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim to the other party.

                  SECTION 5.02. Tax Proceedings. (a) Notification. Within 15 days after a party (the "Indemnitee") becomes aware of the existence of a Tax issue (an "Indemnity Issue") that may give rise to an indemnification claim under Article III or Section 5.01 of this Agreement (a "Tax Controversy"), by it against the other party (the "Indemnifying Party"), the Indemnitee shall promptly notify the Indemnifying Party of the Indemnity Issue, and thereafter shall promptly forward to the Indemnifying Party copies of notices and communications with a Taxing Authority relating to such Tax Controversy (including, without limitation, any IRS revenue agent's reports or similar reports, notices of proposed adjustment, or notices of deficiency).

                           (b) Control of Tax Proceedings. The Indemnifying Party may elect to control, and may elect to have sole discretion in handling, settling or contesting any audit inquiry, information request, audit proceedings, suit, contest or any other action with respect to a Tax Controversy for which it would be required to indemnify the other party if it acknowledges in writing that it has sole liability for any Taxes that might arise in such proceeding. Notwithstanding anything to the contrary herein, the Indemnifying Party shall, upon the written request of the Indemnitee, keep the Indemnitee informed of all material developments relating to the applicable Tax Controversy and the Indemnitee may, at its own cost and expense and with its own counsel, monitor and participate in (but not control) the defense of such applicable Tax Controversy. The Indemnifying Party shall not admit any liability with respect to, or settle, compromise or discharge, any Tax proceeding with respect to a Tax Controversy on a basis that would adversely affect the Indemnitee without obtaining the Indemnitee's written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, if the Indemnitee unreasonably withholds such consent to any such settlement, compromise or discharge recommended by the Indemnifying Party, then the Indemnifying Party (i) shall not in any event be obligated to indemnify the Indemnitee, or otherwise be responsible, for any amount in excess of the amount of the settlement, compromise or discharge so recommended by the Indemnifying Party and (ii) shall be entitled to reimbursement of the fees and expenses of counsel incurred by the Indemnifying Party after the date on which the recommendation was made to the

         Indemnitee in the event the final and unappealable judgment in such Tax Controversy exceeds the amount of the settlement, compromise or discharge so recommended. The Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, any Tax Controversy without obtaining the Indemnifying Party's written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any out-of-pocket costs incurred in handling, settling or contesting a Tax Controversy shall be borne by the Indemnifying Party.

                  SECTION 5.03. Indemnification Payments. (a) If an Indemnitee has a claim for an indemnification payment from an Indemnifying Party under this Agreement, the Indemnitee shall promptly provide to the Indemnifying Party notice of such claim, including a description of such claim and a detailed calculation of the amount of the indemnification payment that is claimed. The Indemnifying Party shall pay the amount of such indemnification obligation to the Indemnitee no later than 10 business days prior to the Due Date for the payment of the relevant Tax or 10 business days after the Indemnifying Party receives the Indemnitee's calculations of the Indemnifying Party's indemnification obligation hereunder, whichever occurs last, unless the Indemnifying Party reasonably disputes the amount of, or its liability for, such payment. Interest shall accrue with respect to any indemnification payment (including, without limitation, any disputed payment that is ultimately required to be made) not made within the period provided for payment, at the Underpayment Rate in effect under the Code at such time.

                           (b) The amount of all indemnification obligations under this Agreement (other than the Distribution Gain Payment) shall be calculated on an after-tax basis (without taking into account any net operating loss or other similar tax credit or item available to offset such amount). Any payments made to one party by another party pursuant to this Agreement shall be treated for all Tax purposes as nontaxable payments (distributions or capital contributions, as the case may be) made immediately prior to the Merger, unless, and then only to the extent, otherwise required by a Final Determination.

                           (c) All indemnification payments under this Agreement shall be reduced to take account of the present value of any net Tax benefit (including, but not limited to, any current or future deductions, any reduction of income or gain upon a sale, disposition, conveyance, license or other similar transaction as a result of increased Tax basis, any Tax refunds received, any use of a credit of Taxes and any increase in the amount of losses, reliefs, allowances or other similar Tax attributes) realized by the Indemnitee in connection with or otherwise arising (directly or indirectly) from a Tax Controversy. Upon the written request of the Indemnifying Party, the Indemnitee shall provide the amount of the Tax benefit realized by the Indemnitee in connection with or otherwise arising (directly or indirectly) from a Tax Controversy together with reasonable detail with respect to such calculation. In computing the amount of any such Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnification payment hereunder or from a Tax Controversy. The Indemnitee shall cooperate fully with all commercially reasonable requests from the Indemnifying Party in connection with determining the present value of such net Tax benefit.

                  SECTION 5.04. Cooperation and Exchange of Information. (a) Each member of the Company Group, Post-Merger Company Group, and the Newco Group shall cooperate fully with all reasonable requests from the other party in connection with the preparation and filing of Tax Returns, claims for refund, and Tax proceedings concerning issues or other matters covered by this Agreement. Such cooperation shall include, without limitation:

                           (i) the retention until the expiration of the
                  applicable statute of limitations (taking into account any extensions or waivers thereof), and the provision upon request, of Tax Returns, books, records (including, without limitation, information regarding ownership and Tax basis of property), documentation and other information relating to the Tax Returns, including accompanying schedules, related work papers, and any other documents relating to rulings or other determinations by Taxing Authorities;

                           (ii) the execution of any document that may be
                  necessary or reasonably helpful in connection with any Tax proceeding, or the filing of a Tax Return or refund claim by a member of the Company Group or Newco Group, including certification, to the best of a party's knowledge, of the accuracy and completeness of the information it has supplied; and

                           (iii) the use of the parties' reasonable best efforts
                  to obtain any documentation that may be necessary or reasonably helpful in connection with any of the foregoing.

Each party shall use its reasonable best efforts to make its employees and facilities available on a reasonable and mutually convenient basis in connection with the foregoing matters.

                           (b) If a party fails to comply with any of its obligations set forth in Section 5.04(a) of this Agreement upon reasonable request and notice by the other party, and such failure results in the imposition of additional Taxes, the nonperforming party shall be liable in full for such additional Taxes.

                  SECTION 5.05. Retention of Information. Without limiting
Section 5.04(a)(i) of this Agreement, if a party wishes to dispose of documentation of the Company or Newco or any member of its respective Group, including, without limitation, books, records, Tax Returns and all supporting schedules and information relating thereto after the expiration of the applicable statute of limitations (taking into account any extensions or waivers thereof), then it shall provide written notice to the other party describing the documentation to be destroyed or disposed of 60 days prior to taking such action. The other party may arrange to take delivery of the documentation described in the notice at its expense during the succeeding 60-day period.

                  SECTION 5.06. Disputes. If the parties disagree as to the calculation of any Tax or the amount of (but not liability for) any payment to be made under this Agreement, the parties shall cooperate in good faith to resolve any such dispute, and any agreed-upon amount shall be promptly paid to the appropriate party. If the parties are unable to resolve such dispute within 30 days thereafter, such dispute shall be resolved by a nationally recognized law firm or independent accounting firm mutually acceptable to the Company and Newco or, if the Company and Newco are not able to so agree within 10 days after the end of such 30-day period, then the Company and Newco shall each select such a firm and such firms shall jointly select a third nationally recognized law firm or independent accounting firm to resolve the disputed matter (such firm or firms, the "Neutral Expert"). In all cases, the firm (or, if applicable, each of the firms) selected to serve as the Neutral Expert shall designate a partner who has had no prior contact with either party to receive and review any and all submissions from the parties. The parties shall instruct the Neutral Expert to render its decision in written form and as promptly as practicable, but in no event later than 45 days after its selection. The decision of the Neutral Expert shall be final and binding. The fees and expenses incurred in connection with such decision shall be shared by the Company and Newco in proportion to the final allocation of the Tax liability in dispute. Following the decision of the Neutral Expert, the parties shall each take (or cause to be taken) any action that is necessary or appropriate to implement such decision, including the filing of amended Tax Returns.

                                   ARTICLE VI

                            Miscellaneous and General

                  SECTION 6.01. Modification or Amendment. The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by duly authorized officers of all of the respective parties hereto.

                  SECTION 6.02. Termination. In the event the Merger Agreement is terminated pursuant to its terms prior to the Effective Time, this Agreement shall automatically and simultaneously terminate. In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement. It is understood that the consummation of the Merger shall not constitute a termination of this Agreement.

                  SECTION 6.03. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice)

                  (a) if to the Company (from and after the Effective Time) or to Parent or Sub, to

                  Roche Holdings LTD
                  Grenzaherstrasse 124
                  CH - 4070 Basel
                  Switzerland

                  Attention: Bruno Maier
                  Fax: 41-616883196

                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, NY 10017

                  Attention:                Ulrika Ekman
                  Fax:                      (212) 450-3800

                  (b) if to the Company (prior to the Effective Time) or to Newco, to

                  IGEN International, Inc.
                  16020 Industrial Drive
                  Gaithersburg, MD  20877

                  Attention: President
                  Fax: (301) 208-3789

                  with a copy to:

                  Cravath, Swaine & Moore LLP
                  825 Eighth Avenue

                  New York, New York 10019

                  Attention:     Philip A. Gelston
                                 Sarkis Jebejian
                  Fax:           (212) 474-3700

                  SECTION 6.04. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall not be deemed to be followed by the words "without limitation", unless so specified. The words "hereof", "herein", "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

                  SECTION 6.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 6.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Each party need not sign the same counterpart.

                  SECTION 6.07. Entire Agreement; Third-Party Beneficiaries. This Agreement taken together with the other Transaction Agreements, the Confidentiality Agreement and the Letter Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. Except for Section 3.01(a), Section 3.01(b), Section 3.03, Section 5.04 and Section 5.05 of this Agreement, nothing contained in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedy under or by reason of this Agreement.

                  SECTION 6.08. Certain Obligations. Whenever this Agreement requires any of the subsidiaries of any party to take any action, this Agreement will be deemed to include, without limitation, an undertaking on the part of such party to cause such subsidiary to take such action; provided, however, for the avoidance of doubt, at any time after the Effective Time, Newco and its subsidiaries shall not be considered to be subsidiaries of the Company.

                  SECTION 6.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  SECTION 6.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void; provided, however, the parties acknowledge and agree that the conversion of Newco in accordance with Section 2.01 of the Restructuring Agreement and the continuation of Newco as a result thereof shall be deemed not to be an assignment and shall not require any consent of any party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 6.11. Enforcement; Consent to Service of Process. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York state court or any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of this Agreement or any Transaction, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any New York state court or any Federal court sitting in the State of New York and
(iv) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

                  SECTION 6.12. Extension; Waiver. At any time prior to the Restructuring, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties or (b) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its respective duly authorized officer as of the date first set forth above.

                                         ROCHE HOLDING LTD

                                         by  /s/ D. Franz B. Humer
                                           _____________________________________
                                           Name:  Franz B. Humer
                                           Title: President and Chairman


                                         by  /s/ Erich Hunziker
                                           _____________________________________
                                           Name:  Erich Hunziker
                                           Title: Chief Financial Officer


                                         66 ACQUISITION CORPORATION II

                                         by  /s/ Gottlieb Keller
                                           _____________________________________
                                           Name:  Gottlieb Keller
                                           Title: President


                                         IGEN INTERNATIONAL, INC.

                                         by  /s/ Samuel J. Wohlstadter
                                           _____________________________________
                                           Name:  Samuel J. Wohlstadter
                                           Title: Chairman and Chief Executive
                                                  Officer

                                         IGEN INTEGRATED HEALTHCARE, LLC

                                         by  /s/ Richard J. Massey
                                           _____________________________________
                                           Name:  Richard J. Massey
                                           Title: President and Chief Operating
                                                  Officer